UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

IGC PHARMA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2026, IGC Pharma, Inc. (“IGC” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vanquish Funding Group Inc., a Virginia corporation (“VFG” or the “Holder”). Pursuant to the terms of the Purchase Agreement, the Company issued a Promissory Note (the “Note”) to VFG with a total principal amount of $353,050, which includes an original issue discount of $46,050. The aggregate purchase price paid by VFG for the Note is $307,000. The Note matures on February 28, 2027 (the “Maturity Date”). The Company may prepay the Note in full at any time by providing VFG with prior written notice.

Solely upon the occurrence and continuation of an Event of Default under the Note, VFG has the right, but not the obligation, to convert all or any portion of the outstanding balance of the Note — including principal, accrued interest, and any applicable default amount — into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The conversion price for the Conversion Shares is equal to 75% of the lowest trading price of the Common Stock during the ten (10) trading days immediately preceding the applicable conversion date. “Trading Price” means the closing bid price as reported by a reliable reporting service designated by VFG.

VFG is prohibited from converting any amount of the Note that would result in VFG and its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. VFG may not waive this 4.99% limitation. In addition, the Company shall not issue shares of Common Stock upon conversion of the Note in excess of 19.99% of the shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Conversion Cap”), unless shareholder approval is obtained in accordance with applicable NYSE American rules.

The Company shall use the proceeds of the Note for general working capital purposes.

Additional Loan Agreement

The Company entered into a loan agreement with One Deck Capital, Inc. (“One Deck”), pursuant to which the Company received approximately $219,000 in financing (the “One Deck Loan”). The One Deck Loan bears interest and is repayable in accordance with the terms and conditions set forth in the loan agreement, including scheduled periodic payments. The proceeds of the One Deck Loan are expected to be used for general working capital and other general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Any Conversion Shares issuable upon conversion of the Note will be issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, as a transaction not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated March 5, 2026, by and between IGC Pharma, Inc. and Vanquish Funding Group Inc.
10.2	Promissory Note, dated March 5, 2026, issued by IGC Pharma, Inc. to Vanquish Funding Group Inc. in the aggregate principal amount of $353,050.
10.3	Loan Agreement, dated March 9, 2026, by and between IGC Pharma, Inc. and One Deck Capital, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC PHARMA, INC.

Dated: March 11, 2026	By:	/s/ Ram Mukunda
	Name:	Ram Mukunda
	Title:	Chief Executive Officer and President

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